Exhibit (h)(1)(iv)

1290 FUNDS

AMENDMENT NO. 4

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 4, dated as of November 1, 2016 (“Amendment No. 4”), to the Mutual Funds Service Agreement dated September 1, 2014 (the “Agreement”) between 1290 Funds, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC d/b/a 1290 Asset Managers, a Delaware limited liability company (“FMG LLC” or “Administrator”).

The Trust and FMG LLC agree to modify the Agreement as follows:

1.	New Fund. 1290 Global Allocation Fund is hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Removed Fund. All references to the 1290 Global Equity Managers Fund are hereby deleted

3.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

1290 FUNDS	AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC d/b/a 1290 ASSET MANAGERS

By: /s/ Brian Walsh Brian Walsh Chief Financial Officer and Treasurer	By: /s/ Steven M. Joenk Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 4

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Fund(s)	Fee

1290 Convertible Securities

1290 DoubleLine Dynamic Allocation

1290 GAMCO Small/Mid Cap Value

1290 Global Allocation

1290 Global Talents Fund

1290 High Yield Bond

1290 Multi-Alternative Strategies

1290 SmartBeta Equity

1290 Unconstrained Bond Managers

The greater of 0.15% of each Fund’s average daily net assets, or $30,000 per Fund (or $30,000 for each allocated portion (or sleeve) of a Fund).

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund